EXHIBIT (4)

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

THE NOTES ARE NOT SAVINGS  ACCOUNTS,  DEPOSITS OR OTHER  OBLIGATIONS OF ANY
BANK OR NONBANK SUBSIDIARY OF FLEET FINANCIAL GROUP, INC. AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, BANK INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY.

REGISTERED                                                           REGISTERED

NUMBER SPECIMEN                                                     SPECIMEN

                          FLEET FINANCIAL GROUP, INC.

                      6% SENIOR NOTES DUE October 26, 1998
                                                             CUSIP:  338902AV1

     FLEET FINANCIAL GROUP, INC., a Rhode Island corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of SPECIMEN on October 26, 1998, and to pay interest thereon from October 26, 1995, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 26 and October 26 in each year, commencing April 26, 1996 at the rate of 6% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 11 or October 11 (whether or not a Business
Day), as the case may be, next preceding such Interest Payment Date; provided, however, that in case of a Note originally issued between a Regular Record Date and the Interest Payment Date or on an Interest Payment Date relating to such Regular Record Date, interest for the period beginning on the date of issue and ending on such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date with respect to such succeeding Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Notes of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

     Payment of the principal of (and premium, if any) and any such interest on this Note will be made at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, or in The City of Providence, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check drawn upon any Paying Agent and mailed on or prior to an Interest Payment Date to the address of the Person entitled thereto as such address shall appear in the Security Register.

     This Note is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued under an Indenture dated as of October 1, 1992 (the "Indenture"), between the Company and The First National Bank of Chicago (herein called the "Trustee", which term includes any successor Trustee under the Indenture), to which Indenture and all Indentures supplemental thereto reference is hereby made for a statement of the respective rights of the Company, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. This Note is one of a series of Notes of the Company designated as its 6% Senior Notes Due October 26, 1998 (herein called the "Notes"), limited in aggregate principal amount to $250,000,000.

     Upon any distribution of assets of the Company upon dissolution, winding up, liquidation or reorganization, the payment of the principal of, premium, if any, and interest on, the Notes is to be subordinated in right of payment to the extent provided in the Indenture to the prior payment in full of all Senior Indebtedness and Other Financial Obligations of the Company (each as defined in the Indenture). Each Holder of the Notes, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

     The Notes may not be redeemed prior to their maturity on October 26, 1998.

     As provided in the Indenture and subject to certain limitations set forth therein, the transfer of this Note may be registered in the Security Register of the Company upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by, a written instrument of transfer in form satisfactory to the Company, duly executed by the registered Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Notes are issuable only as registered Notes without coupons in denominations of $1,000 and integral multiples of $1,000. As provided in the Indenture, and subject to certain limitations set forth therein, this Note is exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

     No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     If an Event of Default with respect to the Notes shall occur and be continuing, the principal hereof may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the trustee under each series to be affected with the consent of the Holders of 66 2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Outstanding Securities of any series, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the times, place and rate, and in the coin and currency, herein prescribed.

     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the certificate of authentication hereon has been executed by the Trustee, directly or through an authenticating agent, by the manual signature of an authorized officer, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:  October 26, 1995

                                              FLEET FINANCIAL GROUP, INC.


                                              By
                                                ------------------------------
                                                   Chairman


                                              By
                                                ------------------------------
                                                   Secretary


                         CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series provided for under the within-mentioned Indenture.

Dated:  October 26, 1995         THE FIRST NATIONAL BANK OF CHICAGO, as Trustee


                                 By
                                   ------------------------------
                                         Authorized Officer




                                    ASSIGNMENT

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
   IDENTIFYING NUMBER OF ASSIGNEE

------------------------------------------------------------------
Name and address of assignee, including zip code, must be printed or typewritten)

------------------------------------------------------------------

------------------------------------------------------------------
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing

------------------------------------------------------------------
Attorney to transfer said Note on the books of the within Company, with full power of substitution in the premises.


Dated:
      -------------------------                    ---------------------------
                                        NOTICE:    The signature to this
                                                   assignment must correspond
                                                   with the name as it appears
                                                   upon the face of the within
                                                   or attached Note in every
                                                   particular, without
                                                   alteration or enlargement or
                                                   any change whatever.